Exhibit 99.2

BRE Properties, Inc.

Second Quarter 2006

Earnings Release and

Supplemental Financial Data

Red Hawk Ranch

453 Units

Fremont, CA

BRE Properties, Inc. 525 Market Street, 4th Floor San Francisco, CA 94105	Phone: Fax: E-mail:	415.445.6530 415.445.6505 ir@breproperties.com

Investor contact: Edward F. Lange, Jr.

EVP and Chief Financial Officer

415.445.6559

Media contact: Thomas E. Mierzwinski

VP, Corporate Communications

415.445.6525

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Except for the historical information contained herein, this document contains forward-looking statements regarding BRE and property performance, and is based on BRE's current expectations and judgment. Actual results could vary materially depending on risks and uncertainties inherent to general and local real estate conditions, future interest rate levels or capital market conditions. For more details, please refer to BRE's SEC filings, including its most recent Annual Report on Form 10-K and quarterly report on Form 10-Q.

BRE Properties, Inc.

Second Quarter 2006

Earnings Release and

Supplemental Financial Data

BRE PROPERTIES REPORTS SECOND QUARTER 2006 RESULTS

July 31, 2006 (San Francisco) – BRE PROPERTIES, INC., (NYSE:BRE) today reported operating results for the quarter and six-month period ended June 30, 2006.

Funds from operations (FFO), the generally accepted measure of operating performance for real estate investment trusts, totaled $51.4 million, or $0.96 per diluted share, during second quarter 2006, as compared with $26.9 million, or $0.51 per diluted share for the quarter ended June 30, 2005. Second quarter 2006 FFO included two nonroutine income items: (i) recoveries from a litigation settlement, totaling $19.5 million, or $0.36 per share; and (ii) income from gains on sales of excess land in Bellevue, Washington and Anaheim, California, totaling $3.5 million, or $0.07 per diluted share. (A reconciliation of net income available to common shareholders to FFO is provided at the end of this release.)

Net income available to common shareholders for the second quarter totaled $70.6 million, or $1.33 per diluted share, as compared with $13.5 million, or $0.26 per diluted share, for the same period 2005. In addition to the two nonroutine income items referenced above, second quarter 2006 results included a net gain on sales totaling $38.3 million, or $0.72 per diluted share. Second quarter 2005 results included a net gain on sales totaling $5.4 million, or $0.10 per diluted share.

Adjusted EBITDA for the quarter totaled $52.8 million, as compared with $50.2 million in second quarter 2005. (A reconciliation of net income available to common shareholders to Adjusted EBITDA is provided at the end of this release.) For second quarter 2006, revenues totaled $82.1 million, as compared with $72.7 million a year ago, which excludes revenues from discontinued operations of $1.6 million in the current period and $5.8 million in the prior period.

For the year-to-date period, FFO totaled $78.5 million, or $1.47 per diluted share, as compared with $53.1 million, or $1.01 per diluted share for the six-month period in 2005.

Net income available to common shareholders for the six-month period totaled $78.0 million, or $1.49 per diluted share, as compared with $42.3 million, or $0.82 per diluted share, for the same period 2005. The 2006 year-to-date results included the three non-routine items cited previously, totaling $61.3 million, or $1.17 per diluted share. The 2005 year-to-date results included a net gain on sales totaling $26.9 million, or $0.52 per diluted share.

Adjusted EBITDA for the six-month period totaled $106.0 million, as compared with $99.5 million for the same period in 2005. For first half of 2006, revenues totaled $160.9 million, as compared with revenues of $143.1 million for the same period 2005, which excludes revenues from discontinued operations of $6.6 million in the current period and $12.9 million in the prior period.

BRE’s positive year-over-year earnings and FFO results were influenced by property level same-store performance, income from acquisitions and the lease-up of development properties. Positive overall net operating income (NOI) growth was offset by higher interest expense and modestly higher corporate general and administrative expenses.

Level of Investment and NOI by Region

Quarter Ended June 30, 2006

Region	# Units	Gross Investment	% Investment NOI	% Q2’06
Southern California	11,428	$1,487,145	55%	56%
Northern California	5,644	655,573	24%	25%
Seattle	3,572	395,905	15%	13%
Phoenix	1,334	118,035	4%	4%
Unconsolidated Joint
Ventures	2,672	38,644	2%	2%
($ amounts in 000s)

Total	24,650	$2,695,302	100%	100%

Year-over-year same-store NOI growth was 5.8% and 6.2% for the quarter and year-to-date periods, respectively. For the second quarter, same-store NOI increased $2.8 million relative to the same period in the prior year. (A reconciliation of net income available to common shareholders to NOI is provided at the end of this release.) Acquisition activities during 2004 and 2005 increased second quarter 2006 NOI by $1.7 million, as compared with the same period in the prior year. Development and lease-up properties generated $1.2 million in additional NOI during the quarter, as compared with second quarter 2005.

Interest expense increased to $19.7 million during second quarter 2006, from $18.4 million in second quarter 2005, and to $40.5 million, from $36.4 million in the respective six-month periods. The year-over-year increase reflects the issuance of $150 million in unsecured notes in May 2005 as well as a rising short-term interest rate environment. On a sequential basis, interest expense dropped $1.1 million from first quarter 2006, reflecting a reduction of debt from property dispositions.

General and administrative expense totaled $4.7 million in second quarter 2006, as compared with $4.0 million in second quarter 2005. For the six-month period, G&A expense increased to $9.2 from $8.8 million in the same period in the prior year. G&A expense increases are attributed primarily to compensation and technology-related costs.

Same-Store Property Results

BRE defines same-store properties as stabilized apartment communities owned by the company for at least five full quarters. Of the 21,978 apartment units owned directly by BRE, same-store units totaled 19,976 for the quarter.

On a year-over-year basis, overall same-store NOI growth was driven by revenue growth and maintaining property-level operating margins at approximately 68%. Average same-store market rent for second quarter 2006 increased 9.1% to $1,330 per unit, from $1,219 per unit in second quarter 2005. Same-store physical occupancy levels averaged 95.0% during second quarter 2006, as compared with 94.4% in the same period 2005.

For the second quarter and year-to-date periods, property-level operating expense increased 10.4% and 8.4%, respectively. The absolute level of expense growth exceeded management expectations by approximately $1.0 million, due to the timing of turnover-related costs and property tax assessments. Management believes the level of percentage growth is not an accurate depiction of expected annualized expense growth. By end of the year, the company expects annual same-store expense growth of approximately 6.0%.

Same-Store % Growth Results

Q2 2006 Compared with Q2 2005

	% Change
	% NOI	Revenue	Expenses	NOI	# Units
L.A./Orange County, California	35%	7.0%	13.6%	4.1%	6,591
San Diego, California	22%	7.0%	15.6%	3.9%	3,711
San Francisco, California	17%	6.9%	5.8%	7.3%	3,035
Sacramento, California	9%	4.8%	2.5%	6.0%	2,156
Seattle, Washington	13%	8.3%	7.6%	8.7%	3,149
Phoenix, Arizona	4%	13.3%	8.7%	16.3%	1,334

Total	100%	7.2%	10.4%	5.8%	19,976

Same-Store % Growth Results

Six Months Ended June 30, 2006 Compared with 2005

	% Change
	% NOI	Revenue	Expenses	NOI	# Units
L.A./Orange County, California	32%	6.5%	9.7%	5.1%	5,967
San Diego, California	23%	6.6%	9.9%	5.4%	3,711
San Francisco, California	18%	6.7%	7.5%	6.3%	3,035
Sacramento, California	10%	5.9%	4.2%	6.7%	2,156
Seattle, Washington	13%	7.2%	7.1%	7.3%	3,149
Phoenix, Arizona	4%	12.4%	10.3%	13.8%	1,334

Total	100%	6.9%	8.4%	6.2%	19,352

Same-Store Average Occupancy and Turnover Rates

	Physical Occupancy			Turnover Ratio
	Q2 2006	Q1 2006	Q2 2005	YTD 2006	YTD 2005
L.A./Orange County, California	94.6%	94.1%	94.6%	62%	61%
San Diego, California	95.5%	95.1%	94.4%	68%	67%
San Francisco, California	94.6%	95.9%	94.2%	56%	57%
Sacramento, California	94.5%	95.6%	95.0%	66%	68%
Seattle, Washington	95.6%	94.5%	94.6%	55%	57%
Phoenix, Arizona	96.3%	97.5%	92.6%	69%	74%

Average	95.0%	95.1%	94.4%	62%	63%

Development Activity

During second quarter 2006, the company had three Southern California communities in the lease-up phase: The Heights, with 208 units, in Chino Hills; Galleria at Towngate, with 268 units, in Moreno Valley; and Bridgeport Coast, with 188 units, in Santa Clarita. At the end of the quarter, all units were delivered at The Heights, 190 of which were occupied. At Galleria at Towngate, 246 units were delivered, 177 of which were occupied. At Bridgeport Coast, 160 units were delivered, 117 of which were occupied.

Including the two properties in the final stage of construction, BRE currently has five communities under construction, with a total of 1,328 units, for an aggregate projected investment of $316.4 million and an estimated balance to complete totaling $116.9 million. Expected delivery dates for these units range from third quarter 2006 through fourth quarter 2007. Four development communities are in Southern California; the other is located in Northern California.

BRE owns five land parcels representing 1,362 units of future development, and an estimated aggregate investment of $402.8 million upon completion. Expected construction starts for four parcels are expected to occur during second half 2006; one is scheduled for the first half of 2007. The land parcels are located in Southern California, Northern California and the Seattle, Washington metro area.

Disposition Activity

On April 28, 2006 BRE announced the formation of a joint venture with a fund advised by JPMorgan Asset Management. Under the terms of the agreement, BRE contributed seven properties with 2,184 units located in the Denver, Colorado, and Phoenix, Arizona, markets, the total value of which is approximately $235 million. BRE holds a 15% interest in the joint venture and fee-manages the seven properties.

The company recorded a gain on sale of approximately $38.3 million, or $0.72 per share. The company used the net proceeds of approximately $200 million to pay down its floating rate unsecured credit facility.

In second quarter 2006, BRE closed two sales of excess land in Bellevue, Washington and Anaheim, California, totaling $22.2 million, with an aggregate gain of $3.5 million. The gain is included in Other income and contributed $0.07 per share to both FFO and EPS.

Financial and Other Information

At June 30, 2006, BRE’s combination of debt and equity resulted in a total market capitalization of approximately $4.6 billion, with a debt-to-total market capitalization ratio of 31%. The company’s outstanding debt of $1.4 billion carried a weighted average interest rate of 6.25% for the six-month period. BRE’s coverage ratio of Adjusted EBITDA to interest expense was 2.7 times for the quarter. The weighted average maturity for outstanding debt is 4.34 years. At June 30, 2006, outstanding borrowings under the company’s unsecured and secured lines of credit totaled $255 million, with a weighted average interest cost of 5.82%.

For second quarter 2006, cash dividend payments to common shareholders totaled $26.5 million, or $0.5125 per share, which represents an increase of 2.5% over prior year per share dividend levels.

Earnings Outlook

At July 31, 2006, 13 analysts contributed annual FFO estimates for BRE to First Call ranging from $2.48 to $2.57, for a consensus average of $2.51.

The company is raising its 2006 earnings guidance, as follows:

•	FFO guidance has been revised to a range of $2.60 to $2.67, from a range of $2.44 to $2.56.

•	EPS has been revised to a range of $1.70 to $1.77, from a range of $0.99 to $1.11.

At the midpoint of the guidance range, the company’s FFO estimate reflects the impact of the land sales recorded during the second quarter, plus stronger than expected operating results, which may be offset by higher interest expense.

The company’s EPS estimate reflects the gains recognized from property dispositions recorded during the second quarter.

FFO and EPS estimates may be subject to fluctuation as a result of several factors, including any change to underlying operating fundamentals, the timing associated with acquisition and disposition activity, the incurrence of any unexpected charges, and any gains or losses associated with disposition activity.

Q2 2006 Analyst Conference Call

The company will hold a conference call on Tuesday, August 1 at 8:30 a.m. Pacific (11:30 a.m. Eastern) to review these results. The dial-in number to participate in the U.S and Canada is 888.290.1473; the international number is 706.679.8398. Enter Conf. ID# 1871721. A telephone replay of the call will be available for 30 days at 800.642.1687 or 706.645.9291 international, using the same ID# 1871721. A link to the live webcast of the call will be posted on www.breproperties.com, in Investors, on the Corporate Profile page. A webcast replay will be available for one month following the call.

BRE Properties—a real estate investment trust—develops, acquires and manages apartment communities convenient to its residents’ work, shopping, entertainment and transit in supply-constrained Western U.S. markets. BRE directly owns and operates 78 apartment communities totaling 21,978 units in California, Arizona, Washington and Colorado. The company currently has 10 other properties in various stages of development and construction, totaling 2,701 units, and joint venture interests in nine additional apartment communities, totaling 2,661 units.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Except for the historical information contained herein, this news release contains forward-looking statements regarding the Company’s capital resources, portfolio performance and results of operations, and is based on the company’s current expectations and judgment. You should not rely on these statements as predictions of future events because there is no assurance that the events or circumstances reflected in the statements can be achieved or will occur. Forward-looking statements are identified by words such as “believes,” “expects,” “may,” “will,” “should,” “seeks” “approximately,” “intends,” “plans,” “pro forma,” “estimates,” or “anticipates” or their negative form or other variations, or by discussions of strategy, plans or intonations. The following factors, among others, could affect actual results and future events: defaults or nonrenewal of leases, increased interest rates and operating costs, failure to obtain necessary outside financing, difficulties in identifying properties to acquire and in affecting acquisitions, failure to successfully integrate acquired properties and operations, inability to dispose of assets that no longer meet our investment criteria under applicable terms and conditions, risks and uncertainties affecting property development and construction (including construction delays, cost overruns, liability to obtain necessary permits and public opposition to such activities), failure to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended, and increases in real property tax rates. The Company’s success also depends on general economic trends, including interest rates, tax laws, governmental regulation, legislation, population changes and other factors, including those risk factors discussed in the section entitled “Risk Factors” in the Company’s most recent Annual Report on Form 10-K as they may be updated from time to time by the Company’s subsequent filings with the Securities and Exchange Commission, or SEC. Do not rely solely on forward-looking statements, which only reflect management’s analysis. The Company assumes no liability to update this information. For more details, please refer to the Company’s SEC filings, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

BRE Properties, Inc.

Financial and Operating Highlights

Second Quarter 2006

(Unaudited; in thousands, except per share, ratio and community data)

	Quarter Ended June 30,		Six Months ended June 30,
	2006	2005	2006	2005
OPERATING INFORMATION
Total revenues (1)	$82,087	$72,691	$160,923	$143,103
Net income available to common shareholders	$70,617	$13,501	$78,003	$42,338
Per diluted share	$1.33	$0.26	$1.49	$0.82
Funds from Operations (2)	$51,425	$26,888	$78,540	$53,134
FFO per diluted share	$0.96	$0.51	$1.47	$1.01
Nonroutine income items (3)	$22,985	$0	$22,985	$1,025
Nonroutine income items per diluted share	$0.43	$0.00	$0.43	$0.02
Other Expenses (4)	$62	$281	$562	$729
Other Expenses per diluted share	$0.00	$0.01	$0.01	$0.01
Dividends per share	$0.5125	$0.5000	$1.025	$1.00
Adjusted EBITDA (2)	$52,813	$50,204	$105,996	$99,503
Common dividends	$26,469	$25,348	$52,894	$50,655
Preferred dividends	$4,468	$4,468	$8,936	$8,936
Interest expense	$19,680	$18,378	$40,470	$36,437
Interest coverage ratio (5)	2.7	2.7	2.6	2.7
Fixed charge coverage ratio (5)	2.2	2.2	2.1	2.2
Same-store revenue increase/decrease	7.2%	2.1%	6.9%	1.8%
Same-store expense increase/decrease	10.4%	4.1%	8.4%	1.3%
Same-store NOI increase/decrease	5.8%	1.2%	6.2%	2.0%
Operating margins	68%	68%	68%	68%

			6/30/06	6/30/05
CAPITALIZATION DATA
Net real estate investments			$2,569,579	$2,583,369
Total assets, gross			$2,992,925	$2,951,265
Total debt			$1,438,087	$1,478,505
Minority interest			$60,043	$61,675
Preferred stock (at liquidation preference)			$250,000	$250,000
Total shareholders’ equity			$1,067,165	$1,043,252
Common shares and units outstanding			52,344	51,856
Share price, end of period			$55.00	$41.85
Total market capitalization			$4,567,007	$3,898,679
Total book capitalization			$2,565,295	$2,583,432
Debt to total market capitalization			31%	38%
Debt to total book capitalization			56%	57%
Debt to total assets, gross			48%	50%
Secured debt to total assets			11%	11%

			6/30/06	6/30/05
COMMUNITY INFORMATION
Operating communities:
Wholly or Majority Owned Communities			78	84
Wholly or Majority Owned Units			21,978	23,826
Unconsolidated Joint Venture Communities			9	2
Unconsolidated Joint Venture Units			2,672	488
Communities under development:
Communities			10	9
Units			2,690	2,339

(1)	Revenues reported exclude results from discontinued operations, partnership income and other income.

(2)	Please refer to Exhibit C for definitions and reconciliations of all non-GAAP financial measures presented in this package.

(3)	The second quarter and YTD 2006 EPS and FFO totals include income from land sales totaling $3,485,000 and settlement proceeds related to the Red Hawk Ranch apartment community totaling $19,500,000. For 2005 YTD includes Velocity HSI bankruptcy proceeds.

(4)	For 2006 and 2005 Other Expenses represent Red Hawk Ranch litigation costs.

(5)	Interest coverage represents ratio of Adjusted EBITDA to interest expense. Fixed charge coverage represents ratio of Adjusted EBITDA to interest expense plus preferred stock dividends.

BRE Properties, Inc.

Consolidated Balance Sheets

Second Quarter 2006

(Unaudited, dollar amounts in thousands except per share data)

	June 30, 2006	June 30, 2005
ASSETS
Real estate portfolio:
Direct investments in real estate:
Investments in rental properties	$2,656,658	$2,671,796
Construction in progress	134,293	135,217
Less: accumulated depreciation	(366,222)	(315,537)

	2,424,729	2,491,476

Equity interests in and advances to real estate joint ventures:
Investments in rental properties	38,644	10,158
Land under development	106,206	81,735

Total real estate portfolio	2,569,579	2,583,369
Cash	4,365	5,111
Other assets	52,759	47,248

TOTAL ASSETS	$2,626,703	2,635,728

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Unsecured senior notes	$980,000	$998,023
Unsecured line of credit	180,000	189,000
Secured line of credit	75,000	75,000
Mortgage loans	203,087	216,482
Accounts payable and accrued expenses	61,408	52,296

Total liabilities	1,499,495	1,530,801

Minority interests	60,043	61,675

Shareholders’ equity:
Preferred Stock, $0.01 par value; 20,000,000 shares authorized: 10,000,000 shares with $25 liquidation preference issued and outstanding at June 30, 2006 and June 30, 2005, respectively	100	100
Common stock, $0.01 par value, 100,000,000 shares authorized. Shares issued and outstanding: 51,385,437 and 50,837,086 at June 30, 2006 and 2005, respectively	514	508
Additional paid-in capital	1,066,551	1,042,644

Total shareholders’ equity	1,067,165	1,043,252

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,626,703	$2,635,728

BRE Properties, Inc.

Consolidated Statements of Income

Quarters and Six Months Ended June 30, 2006 and 2005

(Unaudited, dollar and share amounts in thousands)

	Quarter ended 06/30/2006	Quarter ended 6/30/2005	Six months ended 06/30/2006	Six months ended 6/30/2005
REVENUE
Rental income	$78,466	$69,015	$153,848	$136,553
Ancillary income	3,621	3,676	7,075	6,550

Total revenue	82,087	72,691	160,923	143,103
EXPENSES

Real estate expenses	$26,163	$22,742	$51,325	$45,210
Depreciation	18,376	16,810	37,507	33,829
Interest expense	19,680	18,378	40,470	36,437
General and administrative	4,745	4,048	9,185	8,808
Other expenses	62	281	562	729

Total expenses	69,026	62,259	139,049	125,013
Other income	23,392	497	24,029	1,701

Income before minority interests, partnership income and discontinued operations	36,453	10,929	45,903	19,791
Minority interests	(897)	(915)	(1,805)	(1,705)
Partnership income	444	102	578	247

Income from continuing operations	36,000	10,116	44,676	18,333
Discontinued operations:
Discontinued operations, net (1)	783	2,479	3,961	6,044
Net gain on sales	38,302	5,374	38,302	26,897

Total discontinued operations	39,085	7,853	42,263	32,941
NET INCOME	$75,085	$17,969	$86,939	$51,274
Dividends attributable to preferred stock	4,468	4,468	8,936	8,936

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$70,617	$13,501	$78,003	$42,338

Net income per common share - basic	$1.38	$0.27	$1.52	$0.84

Net income per common share - assuming dilution	$1.33	$0.26	$1.49	$0.82

Weighted average shares outstanding - basic (2)	51,335	50,810	51,220	50,695

Weighted average shares outstanding - assuming dilution (2)	53,520	51,560	52,435	51,440

(1)      Details of net earnings from discontinued operations. For 2006 includes seven properties held for sale and contributed to a joint venture in April 2006. For 2005 also includes results from three properties sold during the first six months of 2005

	Quarter ended 06/30/2006	Quarter ended 6/30/2005	Six months ended 06/30/2006	Six months ended 6/30/2005
Rental and ancillary income	$1,560	$5,791	$6,646	$12,905
Real estate expenses	(777)	(2,087)	(2,685)	(4,435)
Depreciation	—	(1,225)	—	(2,426)

Income from discontinued operations, net	$783	$2,479	$3,961	$6,044

(2)	See analysis of weighted average shares and ending shares at page 16.

BRE Properties, Inc.

Consolidated Balance Sheets-Past Five Quarters

(Unaudited, dollar amounts in thousands except per share data)

	June 30, 2006	March 31, 2006	December 31, 2005	September 30, 2005	June 30, 2005
ASSETS
Real estate portfolio:
Direct investments in real estate:
Investments in rental properties	$2,656,658	$2,588,423	$2,530,046	$2,478,781	$2,671,796
Construction in progress	134,293	175,001	171,423	142,045	135,217
Less: accumulated depreciation	(366,222)	(348,418)	(330,067)	(312,269)	(315,537)

	2,424,729	2,415,006	2,371,402	2,308,557	2,491,476
Equity interests in real estate joint ventures:
Investments in rental properties	38,644	10,033	10,088	10,183	10,158
Real estate held for sale	—	196,179	195,447	195,047	—
Land under development	106,206	98,427	62,458	77,184	81,735

Total real estate portfolio	2,569,579	2,719,645	2,639,395	2,590,971	2,583,369
Cash	4,365	16,062	18,543	4,291	5,111
Other assets	52,759	49,207	46,452	51,382	47,248

TOTAL ASSETS	$2,626,703	2,784,914	2,704,390	2,646,644	2,635,728

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Unsecured senior notes	$980,000	$980,000	$980,000	$980,000	$998,023
Unsecured line of credit	180,000	386,000	301,000	226,000	189,000
Secured line of credit	75,000	75,000	75,000	75,000	75,000
Mortgage loans	203,087	203,825	204,574	215,690	216,482
Accounts payable and accrued expenses	61,408	59,275	55,999	54,733	52,296

Total liabilities	1,499,495	1,704,100	1,616,573	1,551,423	1,530,801

Minority interests	60,043	60,812	61,675	61,675	61,675

Shareholders’ equity:
Preferred stock	100	100	100	100	100
Common stock	514	513	513	512	508
Additional paid-in capital	1,066,551	1,019,389	1,025,529	1,032,934	1,042,644

Total shareholders’ equity	1,067,165	1,020,002	1,026,142	1,033,546	1,043,252

TOTAL LIABILITIES AND EQUITY	$2,626,703	$2,784,914	$2,704,390	$2,646,644	$2,635,728

BRE Properties, Inc.

Consolidated Statements of Income

Past Five Quarters

(Unaudited, dollar amounts in thousands)

	June. 30, 2006	Mar. 31, 2006	Dec. 31, 2005	Sept. 30, 2005	June 30, 2005
REVENUE
Rental income	$78,466	$75,382	$74,884	$73,461	$69,015
Ancillary income	3,621	3,454	3,298	3,387	3,676

Total revenue	82,087	78,836	78,182	76,848	72,691
EXPENSES
Real estate expenses	$26,163	$25,162	$22,625	$24,366	$22,742
Depreciation	18,376	19,131	18,313	18,893	16,810
Interest expense	19,680	20,790	20,604	19,512	18,378
General and administrative	4,745	4,440	4,963	4,045	4,048
Other expenses	62	499	1,182	759	281

Total expenses	69,026	70,022	67,687	67,575	62,259
Other income	23,392	637	738	446	497
Income before minority interests, partnership income and discontinued operations	36,453	9,451	11,233	9,719	10,929
Minority interests	(897)	(908)	(915)	(915)	(915)
Partnership income	444	134	4,673	155	102

Income from continuing operations	36,000	8,677	14,991	8,959	10,116
Discontinued operations:
Discontinued operations, net (1)	783	3,178	3,343	2,379	2,479
Net gain on sales	38,302	—	—	—	5,374

Total discontinued operations	39,085	3,178	3,343	2,379	7,853

NET INCOME	$75,085	$11,855	$18,334	$11,338	$17,969
Dividends attributable to preferred stock	4,468	4,468	4,468	4,468	4,468

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$70,617	$7,387	$13,866	$6,870	$13,501

Net income per common share - basic	$1.38	$0.14	$0.27	$0.13	$0.27

Net income per common share - diluted	$1.33	$0.14	$0.27	$0.13	$0.26

Weighted average shares outstanding - basic	51,335	51,130	51,240	51,065	50,810

Weighted average shares outstanding - assuming dilution	53,520	52,345	52,190	51,990	51,560

(1) Details of earnings from discontinued operations, net:
	June 30, 2006	Mar. 31, 2006	Dec. 31, 2005	Sept. 30, 2005	June 30, 2005
Rental and ancillary income	$1,560	$5,086	$5,082	$5,184	$5,791
Real estate expenses	(777)	(1,908)	(1,739)	(1,990)	(2,087)
Depreciation	—	—	—	(815)	(1,225)

Income from discontinued operations, net	$783	$3,178	$3,343	$2,379	$2,479

BRE Properties, Inc.

Reconciliation of Funds from Operations (FFO), Capital Expenditures, and Continuing and Discontinued Operations

(In thousands, except per share, unit and per unit data)

	June 30, 2006	Mar. 31, 2006	Dec. 31, 2005	Sept. 30, 2005	June 30, 2005
CALCULATION OF FFO
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$70,617	$7,387	$13,866	$6,870	$13,501
Add back/ exclude:
Depreciation from continuing operations	18,376	19,131	18,313	18,893	16,810
Depreciation from discontinued operations	—	—	—	815	1,225
Minority interests	897	908	915	915	915
Depreciation from unconsolidated entities	243	95	209	209	216
Net (gain) on sales	(38,302)	—	—	—	(5,374)
Less: Minority interests not convertible into common shares	(406)	(405)	(405)	(405)	(405)

FUNDS FROM OPERATIONS (1)	$51,425	$27,116	$32,898	$27,297	$26,888

Nonroutine income items (2)	$22,985	—	$4,575	—	—

Other expenses (3)	$62	$499	$1,182	$759	$281

Weighted average shares and equivalents outstanding - assuming dilution	53,520	53,340	53,210	53,010	52,580
PER SHARE INFORMATION - ASSUMING DILUTION:
Funds from operations	$0.96	$0.51	$0.62	$0.51	$0.51
Non-routine income items (2)	$0.43	$0.00	$0.09	$0.00	$0.00
Other expenses (3)	$0.00	$0.01	$0.02	$0.01	$0.01

(1)	Funds From Operations (FFO) is calculated in accordance with the White Paper adopted by the National Association of Real Estate Investment Trusts in October 1999 (as amended in April 2002). See Exhibit C for further definition.

(2)	Nonroutine income items include gains on sales of land totaling $3,485,000 and Redhawk Ranch litigation settlement proceeds of $19,500,000 for the quarter ended June 30, 2006. For the quarter ended December 31, 2005, the non-routine income represents a gain on sale of partnership interest totaling $4,575,000 .

(3)	Includes litigation costs incurred in connection with a construction defect lawsuit related to Red Hawk Ranch apartment community, which was settled during the quarter ended June 30, 2006

CAPITAL EXPENDITURES	June 30, 2006	Mar. 31, 2006	Dec. 31, 2005	Sept. 30, 2005	June 30, 2005
Capital expenditures (4)	$4,395	$1,254	$5,296	$3,057	$4,140

Average apartment units in period	22,725	24,442	23,937	23,826	24,198
Capital expenditures per apartment unit in period	$193	$51	$221	$128	$171
Capital expenditures per apartment unit-trailing four quarters	$593	$571	$564	$560	$701

Revenue enhancing rehabilitation costs	$6,987	$5,557	$6,154	$4,474	$5,370

(4)	Represents capital expenditures, excluding rehabilitation costs and development advances. The company expenses certain improvements related to the operation of apartment communities, including carpet, window covering and appliance replacements.

RECONCILIATION OF CONTINUING AND DISCONTINUED OPERATIONS	June 30, 2006	Mar. 31, 2006	Dec. 31, 2005	Sept. 30, 2005	June 30, 2005
Revenues from continuing operations	105,923	$79,607	$83,593	$77,449	$73,290
Revenues from discontinued operations	1,560	5,086	5,082	5,184	5,791

Total Revenues	$107,483	$84,693	$88,675	$82,633	$79,081

Real estate expenses-continuing operations	$26,163	$25,162	$22,625	$24,366	$22,742
Real estate expenses-discontinued operations	777	1,908	1,739	1,990	2,087

Total Real Estate Expenses	$26,940	$27,070	$24,364	$26,356	$24,829

Total Net Operating Income	$80,543	$57,623	$64,311	$56,277	$54,252

Depreciation from continuing operations	$18,376	$19,131	$18,313	$18,893	$16,810
Depreciation from discontinued operations	—	—	—	815	1,225

Total Depreciation	$18,376	$19,131	$18,313	$19,708	$18,035

BRE Properties, Inc.

“Same-Store” Markets Summary

For the Quarters ended June 30, 2006 and 2005

(Dollar amounts in thousands)

	No. of Units	Revenues			Expenses
		Q2 2006	Q2 2005	% Change	Q2 2006	Q2 2005	% Change
California
L.A./Orange County	6,591	$25,763	$24,083	7.0%	$8,338	$7,337	13.6%
San Diego	3,711	15,429	14,421	7.0%	4,394	3,801	15.6%
San Francisco	3,035	12,301	11,511	6.9%	3,617	3,420	5.8%
Sacramento	2,156	6,609	6,306	4.8%	2,118	2,067	2.5%
Pacific Northwest
Seattle	3,149	9,722	8,976	8.3%	3,306	3,073	7.6%
Mountain/Desert Markets
Phoenix	1,334	3,438	3,034	13.3%	1,305	1,200	8.7%

Total Same-Store (1)	19,976	$73,262	$68,331	7.2%	$23,078	$20,898	10.4%

	No. of Communities	No. of Units	Net Operating Income
			Q2 2006	Q2 2005	% Change	% of Total
California
L.A./Orange County	24	6,591	$17,425	$16,746	4.1%	35%
San Diego	12	3,711	11,035	10,620	3.9%	22%
San Francisco	9	3,035	8,684	8,091	7.3%	17%
Sacramento	10	2,156	4,491	4,239	6.0%	9%
Pacific Northwest
Seattle	13	3,149	6,416	5,903	8.7%	13%
Mountain/Desert Markets
Phoenix	3	1,334	2,133	1,834	16.3%	4%

Total Same-Store (1)	71	19,976	$50,184	$47,433	5.8%	100%

	No. of Communities	No. of units	Net Operating Income
“Non Same-Store” Summary			Q2 2006	Q2 2005
Acquired properties (2)	4	1,107	$2,774	$1,111
Development properties (3)	2	442	1,777	595
Rehabilitation properties (4)	1	453	443	798
Discontinued operations (5)	7	2,184	783	3,704
Joint venture and other real estate income (6)	9	2,672	444	102
Commercial properties (7)	n/a	n/a	746	12
Other income	n/a	n/a	23,392	497

Total Non Same-Store	23	6,858	$30,359	$6,819

Less Properties Sold Q2’06	(7)	(2,184)

Total All Units / NOI	87	24,650	$80,543	$54,252

(1)	Consists of stabilized properties owned by BRE for at least five full quarters, starting April 1, 2005

(2)	Consists of NOI from properties acquired after April 1, 2005

(3)	Consists of NOI from two properties (442 units) fully delivered or stabilized and two properties (406 units) partially delivered with units under construction.

(4)	Consists of NOI from one property which is under rehabilitation.

(5)	For 2006 includes results from seven properties held for sale and contributed to joint venture in April of 2006. For 2005, amounts also include NOI from three properties sold during the first six months of 2005.

(6)	Consists primarily of our percentage of net income derived from joint venture investments in rental properties.

(7)	Consists of NOI from two office parks that will later be converted to multi-family.

BRE Properties, Inc.

“Same-Store” Markets Summary

For the Six Months Ended June 30, 2006 and 2005

(Dollar	amounts in thousands)

	No. of Units	Revenues			Expenses
		YTD 2006	YTD 2005	% Change	YTD 2006	YTD 2005	% Change
California
L.A./Orange County	5,967	$44,699	$41,967	6.5%	$14,232	$12,973	9.7%
San Diego	3,711	30,397	28,515	6.6%	8,516	7,750	9.9%
San Francisco	3,035	24,250	22,736	6.7%	7,320	6,810	7.5%
Sacramento	2,156	13,135	12,403	5.9%	4,218	4,048	4.2%
Pacific Northwest
Seattle	3,149	18,938	17,664	7.2%	6,720	6,274	7.1%
Mountain/Desert Markets
Phoenix	1,334	6,769	6,021	12.4%	2,584	2,344	10.3%

Total Same-Store (1)	19,352	$138,188	$129,306	6.9%	$43,590	$40,199	8.4%

	No. of Communities	No. of Units	Net Operating Income
			YTD 2006	YTD 2005	% Change	% of Total
California
L.A./Orange County	23	5,967	$30,467	$28,994	5.1%	32%
San Diego	12	3,711	21,881	20,765	5.4%	23%
San Francisco	9	3,035	16,930	15,926	6.3%	18%
Sacramento	10	2,156	8,917	8,355	6.7%	10%
Pacific Northwest
Seattle	13	3,149	12,218	11,390	7.3%	13%
Mountain/Desert Markets
Phoenix	3	1,334	4,185	3,677	13.8%	4%

Total Same-Store (1)	70	19,352	$94,598	$89,107	6.2%	100%

	No. of Communities	No. of units	Net Operating Income
“Non Same-Store” Summary			YTD 2006	YTD 2005
Acquired properties (2)	5	1,731	9,502	5,847
Development properties (3)	2	442	3,195	1,243
Rehabilitation properties (4)	1	453	1,169	1,684
Discontinued operations (5)	7	2,184	3,961	8,470
Joint venture and other real estate income (6)	9	2,672	578	247
Commercial properties (7)	n/a	n/a	1,134	12
Other income	n/a	n/a	24,029	1,701

Total Non Same-Store	24	7,482	$43,568	$19,204

Less Properties Sold Q2’06	(7)	(2,184)
Total All Units / NOI	87	24,650	$138,166	$108,311

(1)	Consists of stabilized properties owned by BRE for at least six full quarters, starting January 1, 2005

(2)	Consists of NOI from properties acquired after January 1, 2005

(3)	Consists of NOI from two properties (442 units) fully delivered or stabilized after January 1, 2005 and two properties (406 units) partially delivered with units under construction.

(4)	Consists of NOI from one property which is under rehabilitation.

(5)	For 2006 includes results from seven properties held for sale and contributed to joint venture in April of 2006. For 2005, amounts also include NOI from three properties sold during the first six months of 2005.

(6)	Consists primarily of our percentage of net income derived from joint venture investments in rental properties.

(7)	Consists of NOI from two office parks that will later be converted to multi-family.

BRE Properties, Inc.

“Same -Store” Operating Metrics

As of June 30, 2006 and 2005

	No. of	Market Rent per Unit (1)			Occupancy (2)		Turnover Ratio (3)
California	Units	Q2’06	Q2’05	% Change	Q2’06	Q2’05	2006	2005
L.A./ Orange Co.	6,591	$1,420	$1,306	9%	94.6%	94.6%	62%	61%
San Diego	3,711	1,484	1,386	7%	95.5%	94.4%	68%	67%
San Francisco	3,035	1,507	1,366	10%	94.6%	94.2%	56%	57%
Sacramento	2,156	1,108	1,045	6%	94.5%	95.0%	66%	68%
Pacific Northwest
Seattle	3,149	1,093	990	10%	95.6%	94.6%	55%	57%
Mountain/Desert Markets
Phoenix	1,334	969	817	19%	96.3%	92.6%	69%	74%

Total/Average Same Store (4)	19,976	$1,330	$1,219	9%	95.0%	94.4%	62%	63%

(1)	Represents, by region, weighted average market level rents for the period.

(2)	Represents average physical occupancy for the quarter. Excludes properties in lease-up.

(3)	Represents the annualized number of units turned over for the six month period, divided by the number of units in the region.

(4)	Consists of stabilized properties directly owned by BRE for at least five full quarters, starting April 1, 2005

“Non Same-Store” Operating Metrics

Acquisition, Development, Rehabilitation,

and Joint Venture Communities - Q206 (5)

	Number of Units
California	ACQ	DEV	REHAB	JV	Total	Market Rent/Unit	Average Occupancy
L.A./ Orange Co.	684	442	—	—	1,126	$1,596	91.9%
San Francisco	—	—	453	—	453	1,516	61.0%
Sacramento	—	—	—	236	236	1,074	99.2%
Pacific Northwest
Seattle	423	—	—	—	423	1,253	94.9%
Mountain/Desert Markets
Phoenix	—	—	—	816	816	945	96.6%
Denver	—	—	—	1,620	1,620	827	93.3%

Total/Average Non-Same Store	1,107	442	453	2,672	4,674	$1,151	90.8%
Total/Average Portfolio					24,650	$1,296	94.2%

(5)	Consists of communities acquired and development properties delivered or stabilized after April 1, 2005, one community currently under rehabilitation and nine communities contributed to JV arrangements.

BRE Properties, Inc.

Debt Structure and Share Analysis as of June 30, 2006

(Dollar and share amounts in thousands)

			For the six months ended June 30, 2006
FIXED RATE	Balance Outstanding June 30, 2006	Average Life	Weighted Average Int. Rate	Percentage Total Debt	Percentage Gross Assets
Unsecured	$980,000	4.58 years	6.37%	68.1%	32.7%
Secured	179,797	5.16 years	6.37%	12.5%	6.0%
Total fixed rate debt	$1,159,797	4.67 years	6.37%	80.6%	38.7%

VARIABLE RATE DEBT
Unsecured Line of credit (1)	$180,000	3.50 years	5.76%	12.5%	6.0%
Secured Line of credit	75,000	1.92 years	5.97%	5.2%	2.5%
Secured tax-exempt mortgages	23,290	1.98 years	4.88%	1.6%	0.8%
Total variable rate debt	$278,290	2.95 years	5.74%	19.4%	9.3%
TOTAL DEBT	$1,438,087	4.34 years	6.25%	100.0%	48.0%

Ratio of debt to total market capitalization	31%
Interest expense coverage - YTD ‘06 (2)	2.6	x
Fixed charge coverage - YTD ‘06 (2)	2.1	x
SCHEDULED PRINCIPAL PAYMENTS

	Unsecured	Secured	Total
2006	$0	$14,170	$14,170
2007	200,000	14,820	214,820
2008 (3)	—	97,577	97,577
2009	200,000	19,328	219,328
2010 (4)	330,000	33,279	363,279
2011	250,000	2,121	252,121
Thereafter	180,000	96,792	276,792

Total	$1,160,000	$278,087	$1,438,087

SENIOR UNSECURED DEBT RATINGS

Moody’s	Baa2	(stable	)
Standard & Poor’s	BBB	(stable	)
Fitch	BBB	(stable	)
CAPITALIZED INTEREST

	Qtr. Ended	Qtr. Ended
	6/30/2006	6/30/2005
Interest capitalized	$4,120	$2,887

	YTD 6/30/2006	YTD 6/30/2005
Interest capitalized	$7,781	$4,889

SUMMARY OF COMMON SHARES

	Qtr. Ended 6/30/2006	Qtr. Ended 6/30/2005
Weighted Average
Weighted average shares outstanding (5)	51,335	50,810
Weighted average OP units	975	1,020
Dilutive effect of stock options	1,210	750

Diluted shares - FFO (6)	53,520	52,580
Less: Anti-dilutive OP Units (7)	—	(1,020)

Diluted shares - EPS(8)	53,520	51,560

	YTD	YTD
Weighted Average	6/30/2006	6/30/2005
Weighted average shares outstanding (5)	51,220	50,695
Weighted average OP units	985	1,020
Dilutive effect of stock options	1,215	745

Diluted shares - FFO (6)	53,420	52,460
Less: Anti-dilutive OP Units (7)	(985)	(1,020)

Diluted shares - EPS(8)	52,435	51,440

	As of	As of
Ending	6/30/2006	6/30/2005
Shares outstanding at end of period	51,385	50,837
OP units at end of period	959	1,019
Dilutive effect of stock options	1,210	750
Total	53,554	52,606

SUMMARY OF PREFERRED SHARES
	Qtr. Ended	Qtr. Ended
	6/30/2006	6/30/2005
8.08% Series B, $25 per share liquidation pref.	3,000	3,000
6.75% Series C, $25 per share liquidation pref.	4,000	4,000
6.75% Series D, $25 per share liquidation pref.	3,000	3,000

	10,000	10,000

(1)	At June 30, 2006 we had a revolving Line of credit providing up to $600 million priced at LIBOR plus 57.5 bp, maturing in January 2010.

(2)	Represents interest expense and preferred stock dividend payment coverage for the six months ended June 30, 2006.

(3)	Includes the scheduled maturity of our secured line of credit. At June 30, the outstanding balance was $75 million.

(4)	Includes the scheduled maturity of our unsecured line of credit. At June 30, 2006, the outstanding balance was $180 million.

(5)	Represents denominator for shares in the calculation of basic earnings per share.

(6)	Represents denominator for shares in the calculation of diluted FFO per share.

(7)	Under FAS 128, common share equivalents deemed to be anti-dilutive are excluded from the diluted earnings per share calculations.

(8)	Represents denominator for shares in the calculation of diluted EPS.

BRE Properties, Inc.

Development Communities and Land Held for Development

June 30, 2006

(Dollar amounts in millions)

	Number of Units	Cost Incurred (1)	Estimated Cost	Balance to Complete	Product Type	First Units Delivered	Estimated Completion (2)
CONSTRUCTION IN PROGRESS
Bridgeport Coast
Santa Clarita, CA	188	$40.0	$40.7	0.7	Garden	1Q/2006	3Q/2006
Galleria at Towngate
Moreno Valley, CA	268	38.5	40.1	1.6	Garden	3Q/2005	3Q/2006
The Stuart at Sierra Madre Villa
Pasadena, CA	188	39.3	55.3	16.0	Podium	4Q/2006	2Q/2007
Renaissance at Uptown Orange (3)
Orange, CA	460	55.7	114.7	59.0	Wrap	1Q/2007	4Q/2007
Bay Vista Apartments
Emeryville, CA	224	26.0	65.6	39.6	Podium	2Q/2007	4Q/2007

Total CIP	1,328	$199.5	$316.4	$116.9

LAND OWNED (4)	Number of Units	Cost Incurred (5)	Estimated Cost	Estimated Const. Start	Product Type
Belcarra Apartments
Bellevue, WA	296	$17.3	$72.5	3Q/2006	Podium
Taylor 28 Apartments
Seattle, WA	194	10.6	49.0	3Q/2006	Podium
5600 Wilshire
Los Angeles, CA	284	41.9	121.0	3Q/2006	Podium
Stadium Park
Anaheim, CA	320	36.4	80.7	3Q/2006	Podium
Crossings (6)
Santa Clara, CA	268	29.5	79.6	2Q/2007	Podium

Total LUD	1,362	$135.7	$402.8

Projected Composite Yield Upon Stabilization (7)	6.75% - 7.75%

	Number of Units	Cost Incurred (9)	Estimated Cost (10)	Estimated Const. Start	Product Type
LAND UNDER CONTRACT (8)
Walnut Creek, CA	378	$2.0	$100.2	1H/2008	Podium
Riverside, CA	208	0.7	45.5	2H/2007	Garden
Pleasanton, CA	250	1.6	72.1	2H/2008	Garden
Pasadena II, CA	212	0.8	70.0	1H/2008	Podium

Total	1,048	$5.1	$287.8

(1)	Reflects all recorded costs incurred as of June 30, 2006, recorded on our consolidated balance sheet as “direct investments in real estate-construction in progress.” Included in this amount is $65.2 million of costs for the 160 completed units on Bridgeport Cove and 246 completed units on Galleria at Towngate which are reflected on our Consolidated Balance Sheet as “direct investments in real estate-investments in rental properties.”

(2)	“Completion” is defined as our estimate of when an entire project will have a final certificate of occupancy issued and be ready for occupancy. Completion dates have been updated to reflect our current estimates of receipt of final certificates of occupancy, which are dependent on several factors, including construction delays and the inability to obtain necessary public approvals.

(3)	Unit count and cost estimate relfects decision to proceed with a planned phase II, which adds 122 units.

(4)	Land under development represents projects in various stages of predevelopment, development and initial construction, for which construction or supply contracts have not yet been finalized. As these contracts are finalized, projects are transferred to construction in progress on our consolidated balance sheet.

(5)	Reflects all recorded costs incurred as of June 30, 2006, recorded on our consolidated balance sheet as “Land under development.” Included in this amount is $29.5 million of costs for Santa Clara which currently has four office buildings which are reflected on our Consolidated Balance Sheet as “direct investments in real estate-investments in rental properties.”

(6)	Costs incurred reflects purchase price of 7.3 acre site. BRE intends to retain a portion for development and sell the excess parcel.

(7)	Represents weighted average projected stabilized yield for construction in progress and land under development.

(8)	Land under contract represents land parcels for which we have signed a purchase and sale agreement and commenced the entitlement process.

(9)	Represents deposits, contractual costs, and entitlement expenses incurred to date.

(10)	Estimated costs for properties categorized as Land under Contract are subject to change during the process of entitlement.

Exhibit A

BRE Properties, Inc.

Sequential “Same-Store” Multifamily Markets Summary

Last five quarters

REVENUES
California	Q2 2006	Q1 2006	Q4 2005	Q3 2005	Q2 2005
L.A./Orange County	2.7%	0.2%	0.7%	2.8%	2.5%
San Diego	3.1%	-2.0%	3.3%	2.5%	2.3%
San Francisco	2.9%	0.2%	0.0%	3.6%	2.5%
Sacramento	1.3%	-0.9%	1.4%	3.0%	3.4%
Pacific Northwest
Seattle	5.5%	1.9%	-1.2%	2.0%	3.3%
Mountain/Desert Markets
Phoenix	3.2%	1.8%	3.8%	3.9%	1.2%

Total Same Store	3.1%	-0.1%	1.1%	2.8%	2.5%

EXPENSES (1)
California	Q2 2006	Q1 2006	Q4 2005	Q3 2005	Q2 2005
L.A./Orange County	7.3%	11.7%	-8.6%	5.2%	-1.7%
San Diego	6.6%	8.8%	-5.7%	5.8%	-3.8%
San Francisco	-2.3%	-0.7%	10.7%	-1.5%	0.9%
Sacramento	0.8%	13.2%	-7.7%	-2.7%	4.3%
Pacific Northwest
Seattle	-3.2%	14.8%	-10.0%	7.5%	-4.0%
Mountain/Desert Markets
Phoenix	2.0%	13.5%	-10.0%	4.4%	3.2%

Total Same Store	3.1%	9.5%	-5.1%	3.6%	0.0%

NET OPERATING INCOME
California	Q2 2006	Q1 2006	Q4 2005	Q3 2005	Q2 2005
L.A./Orange County	0.6%	-4.2%	4.9%	1.7%	4.4%
San Diego	1.7%	-5.5%	6.6%	1.4%	4.7%
San Francisco	5.3%	0.6%	-4.2%	5.8%	3.3%
Sacramento	1.5%	-6.5%	5.6%	5.8%	3.0%
Pacific Northwest
Seattle	10.6%	-4.4%	3.8%	-0.9%	2.7%
Mountain/Desert Markets
Phoenix	4.0%	-4.3%	12.9%	3.5%	0.0%

Total Same Store	3.1%	-4.0%	3.9%	2.5%	3.7%

(1)	Expenses fluctuate from quarter to quarter due to timing of repairs and maintenance, utilities and other items.

Exhibit B

BRE Properties, Inc.

Net Asset Value Calculation, Annualized Q2 2006

(Amounts in thousands, except per share data)

Overall portfolio capitalization rate: 4.90% (1)

	Calculation per Actual-Q2 ‘06	Adjustments		As Adjusted
Annualized revenues and expenses:
Current rental revenues	$313,864			$313,864
Partnership and ancillary revenues (2)	16,260			16,260

Total real estate revenues	330,124	($8,413	) (3),(4)	$321,711
Total real estate expenses	(104,652)	2,689	(3),(4)	(101,963)

Annualized real estate net operating income	$225,472	($5,724)		$219,748
Real estate asset value	4,601,469			$4,484,653
Value of other assets:
Properties acquired @ 1.0x cost	—			—
Construction in progress @ 1.20x cost	161,152	127,763	(3)	288,915
Land under development @1.20x cost	127,447	35,404	(4)	162,851
Receivables and other assets, tangible	39,949			39,949
Other liabilities and nonconvertible minority interest	(95,515)			(95,515)

Total value of other assets	$233,033	$163,167		$396,200
Value of all assets:
Real estate asset value	$4,601,469			$4,484,653
Value of other assets	233,033			396,200

Total asset value	$4,834,502			$4,880,853
Debt and preferred equity:
Mortgage loans	$203,087			$203,087
Unsecured senior notes	980,000			980,000
Unsecured line of credit	180,000			180,000
Secured line of credit	75,000			75,000
Perpetual preferred stock	250,000			250,000

Total debt and preferred	$1,688,087			$1,688,087
Current equity value	$3,146,415			$3,192,766
Common shares outstanding	51,385			51,385
Operating partnership units	959			959
Dilution from stock options	1,210			1,210

Diluted shares/OP units outstanding	53,554			53,554

CURRENT NET ASSET VALUE PER SHARE	$58.75			$59.62

1 Market cap rates	Current range
San Francisco	4.50% - 5.00%

San Diego	4.50% - 5.00%
L.A. / Orange Co.	4.50% - 5.00%
Sacramento	5.00% - 5.50%
Seattle	5.00% - 5.50%
Phoenix	5.00% - 5.50%

Weighted average	4.60% - 5.20%

NAV Sensitivity
Cap Rate	$NAV / Share

5.20%	$54.79
4.90%	$59.62
4.60%	$65.08

[1]	The NAV calculation uses a cap rate of 4.90%, which is at the mid point of our estimated composite range. Market cap rates are based on market transactional data in each operating region, compiled internally, and updated on a semi-annual basis.

[2]	Excludes other income and the gains on sales of land and Red Hawk Ranch settlement proceeds.

[3]	Represents The Heights in Chino Hills, CA, Bridgeport Coast in Santa Clarita, CA, and Galleria at Towngate in Moreno Valley, CA which have commenced the lease up process or did not generate full rental revenues for the period. Cost is added back to CIP at 1.20x of cost, and NOI from those communities is subtracted to arrive at adjusted NOI. Adjustment reduces annualized NOI by $4.0M.

[4]	Represents Crossings, which is an office parcel in Santa Clara for which we commenced the transition to a multifamily development during the quarter. Cost is added back to LUD at 1.20x of cost, and NOI is subtracted to arrive at adjusted NOI. Adjustment reduces annualized NOI by $1.7M.

Exhibit C

BRE Properties, Inc.

Non-GAAP Financial Measure Reconciliations and Definitions

(Dollar amounts in thousands)

This document includes certain non-GAAP financial measures that management believes are helpful in understanding our business, as further described below. BRE’s definition and calculation of non-GAAP financial measures may differ from those of other REITs, and may, therefore, not be comparable. The non-GAAP financial measures should not be considered an alternative to net income or any other GAAP measurement of performance and should not be considered an alternative to cash flows from operating, investing or financing activities as a measure of liquidity.

Funds from Operations (FFO)

FFO is used by industry analysts and investors as a supplemental performance measure of an equity REIT. FFO is defined by the National Association of Real Estate Investment Trusts as net income or loss (computed in accordance with accounting principles generally accepted in the United States) excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated real estate assets, plus depreciation and amortization of real estate assets and adjustments for unconsolidated partnerships and joint ventures. We calculate FFO in accordance with the NAREIT definition.

We believe that FFO is a meaningful supplemental measure of our operating performance because historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation. Because real estate values have historically risen or fallen with market conditions, management considers FFO an appropriate supplemental performance measure because it excludes historical cost depreciation, as well as gains or losses related to sales of previously depreciated property, from GAAP net income. By excluding depreciation and gains or losses on sales of real estate, management uses FFO to measure returns on its investments in real estate assets. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited.

Management also believes that FFO, combined with the required GAAP presentations, is useful to investors in providing more meaningful comparisons of the operating performance of a company’s real estate between periods or as compared to other companies. FFO does not represent net income or cash flows from operations as defined by GAAP and is not intended to indicate whether cash flows will be sufficient to fund cash needs. It should not be considered an alternative to net income as an indicator of the REIT’s operating performance or to cash flows as a measure of liquidity. Our FFO may not be comparable to the FFO of other REITs due to the fact that not all REITs use the NAREIT definition.

	Quarter Ended 06/30/06	Quarter Ended 06/30/05	Six Months Ended 06/30/06	Six Months Ended 06/30/05
Net income available to common shareholders	$70,617	$13,501	$78,003	$42,338
Depreciation from continuing operations	18,376	16,810	37,507	33,829
Depreciation from discontinued operations	—	1,225	—	2,426
Minority interests	897	915	1,805	1,705
Depreciation from unconsolidated entities	243	216	338	418
Net gain on investments	(38,302)	(5,374)	(38,302)	(26,897)
Less: Minority interests not convertible to common	(406)	(405)	(811)	(685)

Funds from operations	$51,425	$26,888	$78,540	$53,134

Diluted shares outstanding - EPS (1)	53,520	51,560	52,435	51,440
Net income per common share - diluted	$1.32	$0.26	$1.49	$0.82

Diluted shares outstanding - FFO (1)	53,520	52,580	53,420	52,460
FFO per common share - diluted	$0.96	$0.51	$1.47	$1.01

(1)	See analysis of weighted average shares and ending shares at page 16.

Exhibit C, continued

BRE Properties, Inc.

Non-GAAP Financial Measure Reconciliations and Definitions

(Dollar amounts in thousands)

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA

EBITDA is defined as earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined by BRE as EBITDA, excluding minority interests, gains or losses from sales of investments, preferred stock dividends and other expenses. We consider EBITDA and Adjusted EBITDA to be appropriate supplemental measures of our performance because they eliminate depreciation, interest, and, with respect to Adjusted EBITDA, gains (losses) from property dispositions, nonroutine items, and other charges, which permits investors to view income from operations without the impact of noncash depreciation or the cost of debt, or with respect to Adjusted EBITDA, other non-operating items described above.

Because EBITDA and Adjusted EBITDA exclude depreciation and amortization and capture neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of EBITDA and Adjusted EBITDA as measures of our performance is limited. Below is a reconciliation of net income available to common shareholders to EBITDA and Adjusted EBITDA:

	Quarter ended 06/30/06	Quarter ended 6/30/05	Six Months Ended 06/30/06	Six Months Ended 06/30/05
Net income available to common shareholders	$70,617	$13,501	$78,003	$42,338
Interest	19,680	18,378	40,470	36,437
Depreciation	18,376	18,035	37,507	36,255

EBITDA	108,673	49,914	155,980	115,030
Minority interests	897	915	1,805	1,705
Net gain on sales	(38,302)	(5,374)	(38,302)	(26,897)
Gain on sales of land	(3,485)	—	(3,485)	—
Dividends on preferred stock	4,468	4,468	8,936	8,936
Other expenses	62	281	562	729
Redhawk Settlement	(19,500)	—	(19,500)	—

Adjusted EBITDA	$52,813	$50,204	$105,996	$99,503

Net Operating Income (NOI)

We consider community level and portfolio-wide NOI to be an appropriate supplemental measure to net income because it helps both investors and management to understand the core property operations prior to the allocation of general and administrative costs. This is more reflective of the operating performance of the real estate, and allows for an easier comparison of the operating performance of single assets or groups of assets. In addition, because prospective buyers of real estate have different overhead structures, with varying marginal impact to overhead by acquiring real estate, NOI is considered by many in the real estate industry to be a useful measure for determining the value of a real estate asset or groups of assets.

Because NOI excludes depreciation and does not capture the change in the value of our communities resulting from operational use and market conditions, nor the level of capital expenditures required to adequately maintain the communities (all of which have real economic effect and could materially impact our results from operations), the utility of NOI as a measure of our performance is limited. Other equity REITs may not calculate NOI consistently with our definition and, accordingly, our NOI may not be comparable to such other REITs' NOI. Accordingly, NOI should be considered only as a supplement to net income as a measure of our performance. NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. NOI also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP).

	Quarter ended 06/30/06	Quarter ended 6/30/05	Six Months Ended 06/30/06	Six Months Ended 06/30/05
Net income available to common shareholders	$70,617	$13,501	$78,003	$42,338
Interest	19,680	18,378	40,470	36,437
Depreciation	18,376	18,035	37,507	36,255
Minority interests	897	915	1,805	1,705
Net gain on sales	(38,302)	(5,374)	(38,302)	(26,897)
Dividends on preferred stock	4,468	4,468	8,936	8,936
General and administrative expense	4,745	4,048	9,185	8,808
Other expenses	62	281	562	729

NOI	$80,543	$54,252	$138,166	$108,311

Less Non Same-Store NOI	30,359	6,819	43,568	19,204

Same-Store NOI	$50,184	$47,433	$94,598	$89,107